Exhibit 99.1

FOR RELEASE

Unitil Completes Purchase of Maine Natural Gas Company

HAMPTON, NH, October 31, 2025: Unitil Corporation (NYSE:UTL) (unitil.com) today announced that it completed the purchase of Maine Natural Gas Company (“Maine Natural”) from Avangrid Enterprises, Inc. The Stock Purchase Agreement (the “Agreement”) between Avangrid Enterprises, Inc. and Unitil was first announced on April 1, 2025. All conditions of the Agreement, including the receipt of approvals from the Maine Public Utilities Commission, were materially completed as of the closing date.

Maine Natural commenced operations in 1999 and serves approximately 6,300 residential and commercial natural gas customers in nine communities in the Greater Portland region of Maine, as well as the capital city of Augusta. Maine Natural’s gas system includes approximately 230 miles of distribution mains, providing opportunities for continued customer growth. Maine Natural was estimated to have approximately $69.0 million of rate base as of December 31, 2024. With this acquisition Unitil serves approximately 213,300 customers throughout Maine, New Hampshire, and Massachusetts.

“Maine Natural Gas Company is highly complementary to our existing natural gas distribution operations in Maine”, said Thomas P. Meissner, Jr., Unitil’s Chairman and Chief Executive Officer. “Maine Natural Gas Company brings a dedicated team focused on providing safe, clean, reliable, and affordable energy to customers. We share their dedication to serving communities in Maine by providing responsive, high-quality service through locally managed operations.”

The purchase price was $86.0 million, plus approximately $7.1 million for estimated working capital, including cash on hand and certain regulatory assets. Unitil funded $86.0 million of the purchase price through a term loan from Scotiabank with the balance coming from its existing sources of funds.

Unitil was advised in this transaction by Scotiabank, and by the law firm of Dentons.

6 Liberty Lane West

Hampton, NH 03842

T 603.772.0775

www.unitil.com

About Unitil Corporation

Unitil Corporation provides energy for life by safely and reliably delivering electricity and natural gas in New England. We are committed to the communities we serve and to developing people, business practices, and technologies that lead to the delivery of dependable, more efficient energy. Unitil Corporation is a public utility holding company with operations in Maine, New Hampshire and Massachusetts. Unitil’s operating utilities, including Maine Natural, serve approximately 109,400 electric customers and 103,900 natural gas customers. For more information about our people, technologies, and community involvement please visit unitil.com.

Forward Looking Statements

This press release may contain forward-looking statements. All statements, other than statements of historical fact, included in this press release are forward-looking statements. Forward-looking statements include declarations regarding Unitil’s beliefs and current expectations. These forward-looking statements are subject to the inherent risks and uncertainties in predicting future results and conditions that could cause the actual results to differ materially from those projected in these forward-looking statements. Some, but not all, of the risks and uncertainties include the following: hazards and operating risks relating to the Company’s electric and natural gas distribution activities; fluctuations in the supply of, the demand for, and the prices of, energy commodities and transmission and transportation capacity and Unitil’s ability to recover energy commodity costs in its rates; catastrophic events; cyber-attacks, acts of terrorism, acts of war, severe weather, a solar event, an electromagnetic event, a natural disaster, the age and condition of information technology assets, human error, or other factors could disrupt the Company’s operations; outsourcing of services to third parties could expose the Company to substandard quality of service delivery or substandard deliverables; unforeseen or changing circumstances, which could adversely affect the reduction of company-wide direct greenhouse gas emissions; Unitil’s regulatory environment (including regulations relating to climate change, greenhouse gas emissions and other environmental matters); general economic conditions; the Company’s ability to obtain debt or equity financing on acceptable terms; increases in interest rates; the Company’s payment of dividends in the future; declines in capital market valuations; the Company’s ability to consummate acquisitions or other strategic transactions; impairment of the Company’s assets; restrictive covenants contained in the terms of the Company’s and its subsidiaries’ indebtedness; customers’ preferred energy sources; severe storms and Unitil’s ability to recover storm costs in its rates; variations in weather; long-term global climate change; macroeconomic events, including the imposition of tariffs; employee workforce factors, including the ability to attract and retain key personnel; Unitil’s ability to retain its existing customers and attract new customers; increased competition; and other presently unknown or unforeseen factors. Other risks are detailed in Unitil’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date they are made. Unitil undertakes no obligation, and does not intend, to update these forward-looking statements except as required by law.

For more information please contact:

Christopher Goulding – Investor Relations

Phone: 603-773-6466

Email: gouldingc@unitil.com

Amanda Vicinanzo – External Affairs

Phone: 603-773-6474

Email: vicinanzoa@unitil.com

6 Liberty Lane West

Hampton, NH 03842

T 603.772.0775

www.unitil.com